AMENDMENT TO EMPLOYMENT AGREEMENT

This AGREEMENT (the “Amendment”) is made and entered into this 15th day of July, 2014 by and between Martin P. Rosendale (the “Employee”) and Cytomedix, Inc. (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement dated as of May 14, 2014 (the “Employment Agreement”); and

WHEREAS, Section 2(d) (ii) of the Employment Agreement recited certain of the Company’s purported previous grants of stock options to the Employee (the “Previous Grants”); and

WHEREAS, a number of the Previous Grants were not validly granted because they exceeded the limit on the number of options that may be granted by the Company within any calendar year period (the “Excess Grants”); and the Company has already (with the Employee’s knowledge and consent) revised and reformed the Previous Grants to be consistent with applicable individual grant limits (such reformed grants hereinafter called the “Reformed Grants”); and

WHEREAS, the Parties now also wish to amend the Employment Agreement to reflect their respective intents with respect to the Reformed Grants;

NOW THEREFORE, in consideration of the Company’s undertaking to provide in connection with its next grant of options to the Employee a vesting schedule more favorable to the Employee than the four year vesting schedule provided in connection with the Excess Grants, and for other good and valuable consideration the receipt of which is hereby acknowledged by the Parties, the Parties hereby agree that Section 2(d) (ii) of the Employment Agreement be, and it hereby is amended, by adding thereto, the following sentence:

“Notwithstanding the preceding or any other provision of this Agreement, Employee shall have rights to stock option(s) granted by the Company during 2014 only in numbers that conform to any limits on the number of stock options that may be granted to “Key Employees” within any calendar year period under the Company’s 2013 Equity Incentive Plan.”

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Employment Agreement, to be effective as of May 14, 2014.

CYTOMEDIX, INC.		EMPLOYEE

By:	/s/ Lyle Hohnke	/s/ Martin P. Rosendale
Lyle Hohnke, Compensation Committee Chairman